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Stratos International, Inc.

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Results and Adjournment of Annual Meeting of Stratos International, Inc. on March 8, 2005

     Stratos International, Inc. (“Stratos”) held its annual meeting of stockholders on March 8, 2005. At the meeting, stockholders approved proposal 1, regarding the election of the directors, and proposals 2 and 6, regarding amendments to the registrant’s Restated Certificate of Incorporation to elect all directors annually for one-year terms and to delete certain obsolete provisions, respectively. Following the approval of proposals 1, 2 and 6, the meeting was adjourned until 10:00 am on March 22, 2005 at Stratos’ offices at 7444 West Wilson Avenue, Chicago, Illinois, to permit Stratos to continue to solicit affirmative votes from the non-voting stockholders on proposals 3, 4 and 5, which are proposals to amend Stratos’ Restated Certificate of Incorporation to permit stockholders to take action by written consent, to permit stockholders to call a special meeting of stockholders, and to reduce the percentage of stockholders required to amend certain provisions of Stratos’ Restated Certificate of Incorporation and bylaws from 80% to a majority of outstanding shares, respectively.

     Stockholders may continue to vote with respect to proposals 3, 4 and 5 until such time as the polls are closed with respect to those proposals at the reconvened meeting by (1) completing, signing, dating and mailing Stratos’ proxy card, (2) voting via telephone or the internet or (3) attending and voting at the reconvened meeting in person, in each case as described in Stratos’ definitive proxy statement filed by Stratos with the Securities and Exchange Commission (“SEC”) and mailed to stockholders in connection with the annual meeting. It is not necessary for stockholders who have already voted by proxy to take any further action if they do not wish to change their votes. Stratos urges investors to read the definitive proxy statement because it contains important information. Investors will be able to obtain the proxy statement free of charge at the SEC’s website, http://www.sec.gov. In addition, documents filed with the SEC by Stratos will be available free of charge from Stratos Investor Relations, 7444 W. Wilson Avenue, Chicago, Illinois 60706- 4549.

     On March 9, 2005, Stratos issued the following press release announcing the results and adjournment of its annual meeting on March 8, 2005:

Stratos International Shareholders Approve Board Declassification

Stratos Adjourns Meeting to Continue Voting on Other Proposals

CHICAGO, March 9, 2005 /PRNewswire-FirstCall via COMTEX/ — Stratos International, Inc. Nasdaq: STLW, a leading provider of optoelectronic, fiber optic, and radio frequency (RF) and microwave subsystems and components, announced the results of its annual meeting of stockholders held on March 8th. At the meeting, stockholders overwhelmingly approved an amendment to the Restated Certificate of Incorporation to provide that all directors will be elected on an annual basis for one-year terms. However, Stratos adjourned the vote on three proposals that were approved by 95% of those voting but have failed to obtain the necessary vote of 80% of outstanding shares.

The approval of the annual election of directors is a departure from the previous “classified” board in which directors were elected for staggered three-year terms.

“We have taken this step to strengthen our corporate governance and believe this step will increase our accountability to our stockholders,” said Andy Harris, President and Chief Executive Officer. “As we look to the next 4 quarters, we feel confident in our goal of generating profitable growth. Our strong focus on costs will continue as we pursue growth initiatives. We’ll look to do this by continuing to achieve greater efficiencies and synergy across the company.”

Stockholders elected Reginald W. Barrett, Phillip A. Harris, David Y. Howe, Charles Daniel Nelsen, Edward J. O’Connell, and Newell V. Starks as directors, in each case, to serve until the annual meeting following the Company’s April 30, 2005 year-end.

The vote on three proposals was adjourned until 10:00am on March 22nd at the Company’s office. During the adjournment, the Company will continue to solicit affirmative votes on the three proposals from the non-voting stockholders. These proposals will permit stockholders to take action by written consent, permit stockholders to call a special meeting of stockholders, and reduce the percentage of stockholders required to amend the Company’s charter and bylaws from 80% to a simple majority.

ABOUT STRATOS INTERNATIONAL

Stratos International, Inc. is a leading designer, developer and manufacturer of active and passive optical, optoelectronic, RF and Microwave components, subsystems and interconnect products used in telecom, enterprise, military and video markets.

Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form factors for telecom, datacom and harsh environment applications. This expertise, coupled with several strategic acquisitions, has allowed the Company to amass a broad range of products and build a strong IP portfolio of more than 100 patents. The Company is a market leader in several niches including specialty optical products such as RJ and low rider transceivers, Media Interface Adapters, flex circuits, as well as high performance RF and microwave coax and triax interconnect products. The Company currently serves more than 400 active customers in telecom, military and video markets.

This press release contains predictions and other forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; the Company’s dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in the Company’s annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.

For additional information, contact Jim Tournier, Director of Finance & Investor Relations at (708) 457-2645, or email at jtournier@stratoslightwave.com. Website: http://www.stratoslightwave.com.